Exhibit 5.1
[Stinson Leonard Street Letterhead]

October 27, 2014

Investors Real Estate Trust
1400 31st Avenue SW, Suite 60
Minot, North Dakota 58702

Re:  Securities Registered under Registration Statement on Form S-3ASR
Ladies and Gentlemen:
We have acted as special counsel to Investors Real Estate Trust, a North Dakota real estate investment trust (the "Company"), in connection with the issuance of up to 10,000,000 shares (the "Shares") of the Company's common shares of beneficial interest, no par value per share (the "Common Stock"), to be newly issued or sold from its treasury to participants in the Company's Distribution Reinvestment and Share Purchase Plan, as amended and restated (the "Plan"), covered by (a) the Company's registration statement on Form S-3ASR (No. 333-189637), filed on June 27, 2013 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "1933 Act"), in respect of the Company's Common Stock including the Shares and other securities of the Company, (b) the prospectus contained in the Registration Statement (the "Prospectus"), and (c) the Prospectus Supplement relating to the Shares, filed with the Commission on October 27, 2014 pursuant to Rule 424(b) promulgated under the 1933 Act (the "Prospectus Supplement").  The Shares are to be sold by the Company in the manner described in the Registration Statement, the Prospectus, the Prospectus Supplement, and the Plan.

In connection with the foregoing, we have examined the Registration Statement, the Prospectus, the Prospectus Supplement, and the Plan.  We also have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, certificates, and other documents and have made such investigations of law as we have deemed necessary or appropriate as a basis for the opinion expressed below.

As to factual matters material to the opinion set forth below, we have relied, without investigation, upon the representations and statements of the Company in the Registration Statement, the Prospectus, the Prospectus Supplement, the Plan, and in such certificates of government officials and officers of the Company as we have deemed necessary for the purpose of the opinion expressed herein.

In rendering the following opinion, we have assumed, without investigation, the authenticity of any document or other instrument submitted to us as an original, the conformity to the originals of any document or other instrument submitted to us as a copy, the genuineness of all signatures on such originals or copies, and the legal capacity of natural persons who executed any such document or instrument at the time of execution thereof.

Based upon and subject to the foregoing, and the other qualifications, assumptions, and limitations contained herein, we are of the opinion that:

The Shares have been duly and validly authorized and upon issuance and payment therefor in the manner contemplated by the Registration Statement, the Prospectus, the Prospectus Supplement, and the Plan, the Shares will be validly issued, fully paid and non-assessable.

The foregoing opinion is limited to the laws of the State of North Dakota and we do not express any opinion herein concerning any other law. We express no opinion as to compliance with, or the applicability of, federal or state securities laws, including the securities laws of the State of North Dakota.

The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Current Report on Form 8-K to be filed by the Company with the Commission on or about the date hereof and to the use of our name as it appears under the caption "Legal Matters" in the Prospectus Supplement.  In giving such consent, we do not thereby admit that we are an "expert" within the meaning of the 1933 Act.
Sincerely,

STINSON LEONARD STREET LLP

/s/ William R. Syverson

William R. Syverson